                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 April 29, 2004
                Date of Report (Date of earliest event reported)

                              GULFWEST ENERGY INC.
             (Exact name of registrant as specified in its charter)

                                     Texas
                 (State or other jurisdiction of incorporation)

        1-12108                                              87-0444770

(Commission File Number)                                    (IRS Employer
                                                          Identification Number)

         397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (281) 820-1919

ITEM 5. OTHER EVENTS

     GulfWest Energy Inc.  ("GulfWest",  "we", "our" or "us") announced by press release on May 3, 2004 the closing on April 29, 2004 of a $22 million  financial transaction,  which  included  $18 million of debt with  Petrobridge  Investment
Management  LLC  ("Petrobridge")  and the completion of an initial $4 million of equity from a private offering of cumulative exchangeable preferred stock of our wholly-owned  subsidiary,  GulfWest Oil & Gas Company  ("GWOG"),  designated
Series A (the  "Series  A") . The funds  from  this  transaction  enabled  us to refinance the largest component of our debt and, in so doing, reduce our overall corporate  debt by  approximately  $10 Million (26%).  After closing costs,  the transaction  also provides us up to $3.5 Million for capital  expenditures to be used for an extensive  workover program in order to increase the production from our properties in Texas, Louisiana and Colorado.

     As part of the loan  transaction,  we agreed in a  warrant  agreement  with
Petrobridge  (the  "Warrant  Agreement")  to issue  them  warrants  to  purchase
2,035,621  shares of our Common  Stock at an  exercise  price of $.01 per share, with an effective date of April 29, 2004, an expiration  date of April 29, 2009, demand and piggyback registration rights and customary anti-dilution provisions.

     The number of shares authorized for the Series A is 10,000,000,  with a par value of $.01 and a  liquidation  and  exchange  value  of $500 per  share.  The initial  offering  consisted  of  4,000  shares  with an  aggregate  value of $4
Million.  In a letter  agreement,  by and among the investors,  GWOG and us (the
"Letter Agreement"), we agreed to exchange the shares of Series A for our Common
Stock,  based on $500 per  share of  Series A  divided  by $.35 per share of our
Common  Stock and to register  the resaile of the Common  Stock  received in the exchange. In the event we do not meet certain milestones in connection with that registration,  we will  be  required  to  issue  penalty  warrants  to  purchase additional shares of Common Stock.

     GulfWest  Energy Inc. is a  Houston-based  independent  oil and gas company focused on the  development of its producing  properties and the  acquisition of oil and gas assets with development potential.

     Petrobridge Investment Management LLC is based in Houston and provides debt financing for the oil and gas industry.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

          (a-b) No financial statements or pro forma information are required.

          (c)  Exhibits

          4.1  Statement of Resolution  Establishing and Designating a Series of
               Shares of  GulfWest  Oil &  Gas  Company  Series A  Preferred
               Stock, as filed with the Secretary of State of Texas on April 26,
               2004, filed herewith.

          4.2  Letter  Agreement  by and among  GulfWest  Energy  Inc.,  a Texas corporation,  GulfWest  Oil &  Gas Company and the  investors listed on the signature page thereof, dated April 22, 2004, filed herewith.

          4.3  Warrant  Agreement  made by and between  GulfWest  Energy Inc., a
               Texas corporation,  and  Highbridge/Zwirn  Special  Opportunities
               FUND,  L.P.,  and  Drawbridge  Special   Opportunities  Fund  LP,
               Grantees and, together with any transferee of Warrants or Warrant
               Stock,  the  Warrantholder,  dated and effective  April 29, 2004, filed herewith.

          99.1 Press Release issued by GulfWest Energy Inc.,  dated May 3, 2004, filed herewith.